UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2006

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

As previously disclosed, on February 23, 2006, James Owens d/b/a International Trade and Transport, Ltd. ("Owens") and the Board of Trustees of the Port of Galveston (the "Port") filed an amended complaint in the County Court for Galveston County ("County Court") in Texas against Genesee & Wyoming Inc. (the "Company"), Galveston Railroad, L.P. ("Galveston Railroad"), Rail Link Inc. ("Rail Link"), the general manager of the Galveston Railroad and Rail Management Corporation ("RMC"), the former owner of the Galveston Railroad (collectively, the "Defendants"). Owens’ claims arose in connection with a rail car switching agreement with the Galveston Railroad, and the Port’s claims arose in connection with the Galveston Railroad’s lease of the Port’s facilities.

As a result of our previously disclosed mediation discussions, on August 11, 2006, the Defendants entered into a Settlement Agreement (the "Agreement") with the Port. Without admitting any liability, the Defendants have agreed to settle the Port’s pending claims against the Defendants in the County Court. In connection with the Agreement, the Company has agreed to pay $750,000 to the Port, which the Company expects will be reflected as an expense in the financial statements for the quarter ending September 30, 2006. The Company's subsidiary, Galveston Railroad, has also agreed to enter into a new lease with the Port, which lease will have a twenty (20) year term.

Owens is not a party to the Agreement and Owens’ claims against the Defendants remain unchanged. In the amended complaint, Owens, who had previously filed the original complaint on his own, re-alleges that Galveston Railroad violated the confidentiality agreement relating to the joint storage and switching of rail cars at the Port and that Galveston Railroad failed to share rental revenue earned from the storage of certain rail cars. Mr. Owens seeks damages for breach of contract and commercial tort claims, plus an amount to be determined for punitive and similar damages. Pursuant to the securities purchase agreement related to the Company's purchase of the Galveston Railroad in June of 2005, damages associated with Owens’ claims are subject to indemnification by RMC.

Additional information with respect to Owens' claims can be found in the Company's Form 10-Q for the quarter ended June 30, 2006, filed with the Securities and Exchange Commission on August 9, 2006.

Forward-Looking Statements

Certain statements in this report that discuss the Company’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon the Company’s current belief as to the outcome of future events. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. The Company cautions investors and potential investors not to place undue reliance on such statements. The Company disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

August 16, 2006	By:	/s/ John C. Hellmann

Name: John C. Hellmann
Title: President